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                                 EXHIBIT 23.1



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


American Technology Corporation
San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 5, 1999 relating to the financial statements and schedules of American Technology Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP
Denver, Colorado

April 27, 2000